Schedule 14A Information

                Proxy Statement Pursuant to Section 14(a) of the
                          Securities Exchange Act of 1934

        Filed by the Registrant   :
        Filed by a party other than the Registrant   9
        Check the appropriate box:
              9  Preliminary proxy statement
              :  Definitive proxy statement
              9  Definitive additional materials
              9 Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             Collins Industries, Inc.
                  (Name of Registrant as Specified in Its Charter)

         Payment of Filing Fee (Check the appropriate box):

              :  $125 per Exchange Act Rule 0-11(c) (1) (ii), 14a-6(i) (1),
         or 14a-6(i) (2).
              9 $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i) (3).
              9 Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11

              (1) Title of each class of securities to which transaction applies:

              (2) Aggregate number of securities to which transaction applies:

              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

              (4)  Proposed maximum aggregate value of transaction:

               9 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

              (1) Amount previously paid: Wire transferred $125 on 01/27/98 for the filing fee to Mellon Bank, Pittsburgh, Pennsylvania, ABA #043000261, SEC Account #9108739.

              (2)  Form, schedule or registration statement no.:

              (3)  Filing party:

              (4)  Date filed:  January 27, 1998




    Collins Industries, Inc.
    15 Compound Drive
    Hutchinson, Kansas  67502-4349
    (316) 663-5551





    January 13, 1998


    Dear Stockholder,

         You are cordially invited to attend the Annual Meeting of Stockholders of Collins Industries, Inc. which will be held at 10:00 a.m., local time, on Friday, February 27, 1998, at the NationsBank Auditorium, 100 North Broadway, Wichita, Kansas 67202.

        We plan to review the status and future opportunities for the Company and the industries we serve. The principal business matters to be considered at the meeting will be the election of two directors and the ratification of auditors for the fiscal year ending October 31, 1998.

         Attached you also will find the Notice of the Annual Meeting of Stockholders and your proxy for the meeting. It is important that your shares be represented at the meeting, and we hope you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please be sure to complete and sign the enclosed proxy and return it to us in the envelope provided as soon as possible so that your shares may be voted in accordance with your wishes. Your prompt response will save the Company the cost of further solicitation of unreturned proxies.

         We look forward to seeing you on February 27.

                                               Sincerely yours,



                                               Don L. Collins
                                               Chairman of the Board




    COLLINS INDUSTRIES, INC.
    15 Compound Drive
    Hutchinson, Kansas 67502


    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    To Be Held On February 27, 1998

        NOTICE IS HEREBY GIVEN THAT the annual meeting of Stockholders (the "Annual Meeting") of Collins Industries, Inc. a Missouri corporation (the "Company"), will be held at the NationsBank Auditorium, 100 North Broadway, Wichita, Kansas, on Friday, February 27, 1998, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

        l. The election of two directors to serve their respective terms and until their successors shall be elected and shall qualify;

        2.   Ratification of the appointment of Arthur Andersen
             LLP, as independent public accountants for the Company for the fiscal year ending October 3l, 1998; and

        3. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

        All of the above matters are more fully described in the accompanying Proxy Statement, into which this notice is incorporated by reference.

    The Board of Directors has fixed the close of business on December 31, 1997, as the date of record for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will remain open between the record date and the date of the meeting.

        IN ORDER THAT YOUR SHARES BE REPRESENTED AT THE
    ANNUAL MEETING, PLEASE FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY OR PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. A RETURN-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE, IS ENCLOSED. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING, BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                              By order of the Board of Directors

    Dated: January 13, 1998

                              Lewis W. Ediger
                              Secretary



                      COLLINS INDUSTRIES, INC.
                        15 Compound Drive
                      Hutchinson, Kansas 67502

                          PROXY STATEMENT
                   ANNUAL MEETING OF STOCKHOLDERS
                   To be held on February 27, 1998
                        GENERAL INFORMATION

          INTRODUCTION. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Collins Industries, Inc. ("the
    Company") of proxies for use at the annual meeting of Stockholders to be held on Friday, February 27, 1998 at 10:00 a.m., local time, at the NationsBank Auditorium, 100
    North Broadway, Wichita, Kansas 67202 and at any adjournment thereof (the "Annual Meeting"), and, together with the enclosed Form of Proxy and Annual Report to Stockholders for the fiscal year ended October 31, 1997 (the "Annual
    Report"), is being mailed to the Stockholders on or about
    January 13, 1998. The address of the principal executive offices of the Company is 15 Compound Drive, Hutchinson,
    Kansas 67502. Except for items specifically incorporated by reference herein, the Annual Report does not form any part of this Proxy Statement.

          REVOCABILITY OF PROXIES. Each proxy that is properly executed and returned in time for use at the Annual Meeting will be voted at the Annual Meeting, and any adjournments thereof, in accordance with the choices specified. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the voting by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

         COST OF SOLICITATION. The entire cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail. Additional solicitation may be made by officers and employees of the Company by means of a follow up letter, personal interview, telephone or telegram. Such persons will receive no additional compensation for such services. Proxy cards and materials also will be distributed to beneficial owners through brokers, custodians, nominees and similar parties, and the Company intends to reimburse such parties for reasonable expenses incurred by them in connection with such distribution.

           QUORUM AND VOTING. The authorized capital stock of the Company consists of 17,000,000 shares of Common Stock, $.10 par value per share (the "Common Stock") and 3,000,000 shares of Capital Stock, other than Common Stock, $ .10 par value per share (the "Capital Stock"). As of the close of business on December 31, 1997 (the "Record Date"), there were 7,408,381 shares of Common Stock outstanding and no shares of Capital Stock outstanding. All of the issued and outstanding shares of Common Stock of record as of the Record Date are entitled to vote at the Annual Meeting.

        Only stockholders of record of the 7,408,381 shares of Common Stock, outstanding as of the Record Date, will be entitled to vote. Each share of Common Stock is entitled to one vote on all matters, except in the election of directors where the stockholders have cumulative voting rights as described under "Election of Directors." The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are tabulated as if no votes were cast for the matters indicated.



             MATTERS TO BE ACTED UPON AT THE MEETING

           As indicated in the Notice of Annual Meeting of Stockholders at the Annual Meeting, two directors will be elected, and the Stockholders will be asked to ratify the appointment of auditors for the fiscal year ending October 31, 1998.

                                Proposal 1:
                           ELECTION OF DIRECTORS

         The Board of Directors is presently comprised of six
    (6) directors serving staggered three-year terms. The
    General and Business Corporation Law of Missouri requires that two (2) directors be elected each year.

          Each Stockholder has cumulative voting rights in electing directors, which means the number of shares owned may be multiplied by the number of directors to be elected and the cumulative total voted for one (1) candidate or otherwise distributed among any number of candidates. Cumulative voting rights may be exercised in the same manner as other voting rights; that is, by proxy or in person. The two (2) candidates receiving the highest number of votes shall be elected. The two (2) persons named in the enclosed proxy, or their substitutes, will vote signed and returned proxies for the nominees listed below and, unless otherwise indicated on the proxy, cumulative votes will be divided equally between the nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named below. Each of the nominees has been designated as such by the Board of Directors for the terms specified by their names, and has agreed to serve if elected. Each of the nominees is currently serving as a director, and information about each nominee is set forth under "Management."

          The Board of Directors has no reason to believe that the nominee will become unavailable for election. However, if for any reason, the nominee is not available for election, another person or persons may be nominated by the Board of Directors and voted for in the discretion of the persons named in the enclosed proxy. Vacancies on the Board of Directors occurring after the election will be filled by Board appointment to serve until the next election of such position by the Stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE NOMINEE

                  Robert E. Lind                3-year term
                  Donald Lynn Collins           3-year term


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL



       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth information as of December 31, 1996, with respect to (i) each person who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. Each person listed below exercises sole voting power and sole investment power unless otherwise indicated by footnote. As of December 1, 1997, there were 7,396,381 shares of Common Stock of the Company issued and outstanding.

                                              Shares
                                           Beneficially   Percentage
     Name and Address                         Owned          Owned

     Dimensional Fund Advisors, Inc.         378,075(1)       5.11%
       1299 Ocean Avenue
       Santa Monica, CA 90401

     Collins Industries Tax Deferred         411,682(2)       5.57%
       Savings Plan and Trust
       c/o Bank of Kansas, Trustee
       P.O. Box 1707
       Hutchinson, KS 67504-1707

     Don L. Collins                        1,270,871(3)      16.50%
       222 West Comstock Ave., Suite 214
       Winter Park,FL 32789

     Donald Lynn Collins                     538,097(4)       7.10%
       15 Compound Drive
       Hutchinson, KS 67502

     Lewis W. Ediger                         373,189(5)       4.97%
       15 Compound Drive
       Hutchinson, KS 67502

     Arch G. Gothard, III                    216,975(6)       2.91%
       15 Compound Drive
       Hutchinson, KS 67502

     Robert E. Lind                          194,471(7)       2.62%
       15 Compound Drive
       Hutchinson, KS 67502

     Don S. Peters                           137,750(8)       1.83%
       15 Compound Drive
       Hutchinson, KS 67502

     Terry L. Clark                           71,500(9)           *
       15 Compound Drive
       Hutchinson, KS 67502

     Larry W. Sayre                           62,500(10)          *
       15 Compound Drive
       Hutchinson, KS 67502

     All executive officers and            2,998,225(11)     35.77%
       directors as a group
       (12 persons)
     _________________

     *    Less than 1%.

     (1) Pursuant to Schedule 13G filed with the Securities and Exchange Commission on February 5, 1997, Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 378,075 shares of the Company's common stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment Company (the "Fund"), or in series of The DFA Investment Trust Company, a Delaware business trust (the "Trust"), or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Of the 378,075 shares to which Dimensional is deemed to have beneficial ownership, Dimensional is deemed to have (i) sole voting power with respect to 274,150 shares, (ii) shared voting power with respect to 0 shares, (iii) sole dispositive power with respect to 378,075 shares, and (iv) shared dispositive power with respect to 0 shares. Persons who are officers of Dimensional also serve as officers of the Fund and the Trust. In their capacity as officers of the Fund and the Trust, these persons vote 86,325 additional shares which are owned by the Fund and 17,600 shares which are owned by the Trust (both of which are included in the sole dispositive power above).

       (2) As of December 1, 1997, based on information received from the trustee of the Plan.

       (3)  Does not include 7,559 shares owned by Sharon
            Collins, the wife of Mr. Collins, as to which Mr. Collins disclaims beneficial ownership. Includes (i) 305,000 shares deemed beneficially owned pursuant to options exercisable within 60 days and (ii) 64,922 shares owned by Collins Capital Corporation, of which Mr. Collins is an officer, for which Mr. Collins shares voting and invest-ment power.

       (4) Includes (i) 182,600 shares deemed beneficially owned pursuant to options exercisable within 60 days and (ii) 64,922 shares owned by Collins Capital Corporation, of which Mr. Collins is an officer, for which Mr. Collins shares voting and investment power.

       (5) Includes 119,600 shares deemed beneficially owned pursuant to options exercisable within 60 days. Also includes 14,128 shares for which Mr. Ediger shares voting and investment power.

       (6) Includes 65,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. Mr. Gothard has shared investment power with respect to 10,650 shares.

       (7) Includes 32,500 shares deemed beneficially owned pursuant to options exercisable within 60 days.

       (8) Includes 119,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. Mr. Peters has shared investment power with respect to 34,250 shares.

       (9) Includes 51,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

       (10) Includes 48,500 shares deemed beneficially owned pursuant to options exercisable within 60 days.

       (11) Includes 985,100 shares deemed beneficially owned pursuant to options exercisable within 60 days.


                                    MANAGEMENT

      Directors and Executive Officers

           The following table sets forth certain information with respect to the directors and executive officers of the Company.

      Name                         Age    Position Within The Company

      Don L. Collins (2)            66    Chairman, Chief Executive Officer,
                                          Director

      Donald Lynn Collins (1)       45    President, Chief Operating Officer,
                                          Director

      Lewis W. Ediger (3)           66    Secretary, Vice President, Director

      Robert E. Lind (1)            73    Director

      Don S. Peters (2)             68    Director

      Arch G. Gothard, III (3)      52    Director

      Terry L. Clark                46    Executive Vice-President Operations

      Larry W. Sayre                49    Vice-President Finance and
                                          Chief Financial Officer

     Rodney T. Nash                 52    Vice-President Engineering

     Jack W. Cowden                 50    Vice-President Human Resources

     Dana J. Ferguson               36    Vice-President Manufacturing

     Kent E. Tyler                  31    Vice-President Marketing

     (1) Term as director expires in 1998.
     (2) Term as director expires in 1999.
     (3) Term as director expires in 2000.

           Don L. Collins, founder of the Company, has served as Chairman of the Board and Chief Executive Officer since its inception in 1971 and is chairman of the Board's
     Executive Committee.

           Donald Lynn Collins joined the Company in 1980 after being associated with Arthur Andersen & Co., an international accounting firm. Mr. Collins has served as President of the Company since 1990, Chief Operating Officer since 1988 and Assistant Secretary since 1982. He is a member of the Board's Policy Committee, Nominating Committee, Executive Committee, Compensation Committee, Finance Committee and Audit Committee. He is the son of Don L. Collins.

           Lewis W. Ediger, a director and Vice-President of the Company since 1972, and Secretary since 1991, is a member of the Board's Policy Committee and Executive Committee and is chairman of the Nominating Committee.

          Robert E. Lind, a director of the Company since 1972, was employed by the Company as its purchasing manager from 1972 until his retirement in 1980. He is a member of the Board's Compensation Committee.

          Don S. Peters, a director of the Company since 1983, founded and was chairman of Peters, Gamm, West and Vincent, Inc. an investment advisory firm in Wichita, Kansas, from 1983 to December 1991. He has been a financial consultant with Central Plains Advisors, Inc. since December 1991. He is a member of the Board's Audit Committee and is chairman of the Board's Compensation and Policy Committees.

          Arch G. Gothard, III, a director of the Company since 1987, has been president of First Kansas Group, an investment firm in Junction City, Kansas, since January 1988. He was chief financial officer, treasurer and director of Communications Services, Inc. from 1985 to 1989. He is a member of the Board's Nominating Committee and is chairman of the Board's Audit Committee and Finance Committee. Mr. Gothard also serves as a director of Golden Pharmaceuticals, Inc.

          Terry L. Clark joined the Company in July 1993 as President of Mobile-Tech Corporation and was promoted to Vice-President Operations of the Company in July, 1994, and to Executive Vice-President Operations of the Company in November 1996. Mr. Clark was President of Quest Communications, Inc. from February 1990 to March 1992 and was Chief Financial Officer and Chief Operating Officer of Ascom Autelca, Inc. from November 1988 to February 1990, two companies serving the telecommunications industry.

          Larry W. Sayre joined the Company in August 1993 as Vice-President Finance and Chief Financial Officer. Mr. Sayre is a certified public accountant and previously served in the consulting division of Grant Thornton, a national accounting firm.

           Rodney T. Nash joined the Company in 1979 as
     Engineering Manager and was named Vice-President
     Engineering of the Company in November 1986. Prior to joining the Company, he held engineering positions with Hesston Corporation and Butler Manufacturing.

          Jack W. Cowden joined the Company in 1989 and was named Vice-President, Human Resources in February 1990. Mr. Cowden has over 20 years Human Resources experience. Prior to joining the Company, he was director of employee relations with a division of Emerson Electric and Cessna Aircraft, respectively.

          Dana J. Ferguson joined the Company in 1997 and has over ten years manufacturing management experience. Prior to joining the Company, he held manufacturing positions with Great Plains Manufacturing and Koch Engineering Company.

          Kent E. Tyler joined the Company in December 1997 as
     Vice-President Marketing. Prior to joining the Company, he was Vice-President of Ackerman McQueen, a full-service national marketing and advertising agency.

          All executive officers serve at the discretion of the Board of Directors.



     Settlement of Securities and Exchange Commission Investigation

          On November 3, 1994, the Securities and Exchange
     Commission (the "Commission") instituted public administrative proceedings against the Company, Donald
     Lynn Collins and other representatives of the Company, pursuant to Section 21C of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 8A of the Securities
     Act of 1933 (the "Securities Act") concerning alleged violations of the anti-fraud, record-keeping and internal controls provisions of the Exchange Act and the Securities
     Act. Simultaneously with the institution of the proceedings, the Commission accepted an offer of settlement from each respondent in which, without admitting or denying the findings of the Commission, each respondent agreed to the issuance of an order directing the respondent to cease and desist from committing and/or causing violations of certain provisions of the Exchange Act and, as to the Company and Donald Lynn Collins, the Securities Act.

        Section 16(a) - Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires executive officers and directors of the Company, and persons who beneficially own more than ten percent (10%) of the Common Stock (collectively referred to herein as "Reporting Persons"), to file initial reports of ownership and reports of changes in ownership with the Commission. Reporting Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely upon a review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year, the Company believes that all of these forms required to be filed by Reporting Persons were timely filed pursuant to Section 16(a) of the Exchange Act.

                        COMMITTEES OF THE BOARD

          The Board of Directors has established standing Audit, Compensation and Nominating Committees. The principal responsibilities of each such committee are described below. The members of each such committee are identified in the director biographies set forth under "Management."

          The Audit Committee, consisting of two non-employee directors and one employee director, met once during Fiscal 1997. Each year it recommends the appointment of a firm of independent public accountants to examine the accounting records of the Company and its subsidiaries for the coming year. In making this recommendation, it reviews the nature of both audit-related and non-audit-related services rendered or to be rendered to the Company and its subsidiaries by the independent public accountants. The Audit Committee meets with representatives of the Company's independent public accountants and reviews with them audit scope, procedures and results, including any problems identified by the independent public accountants regarding internal accounting controls, and their recommendations. It also meets with the Company's chief financial officer to review reports on the functioning of financial controls and internal auditing and assesses internal controls within the Company and its subsidiaries based upon the activities of the internal auditing staff. The Audit Committee evaluates the performance of that staff. The Audit Committee also is prepared to meet with the Company's independent public accountants or chief financial officer at their request to review any special situation arising in relation to any of the foregoing subjects.

          The Compensation Committee, consisting of two non-employee directors and one employee director, met once during Fiscal 1997. The Compensation Committee establishes the compensation policies of the Company and makes salary recommendations to the Board of Directors for all elected officers. It also recommends bonuses for officers and other senior executives.

          The Nominating Committee, consisting of three directors, met once during Fiscal 1997. It recommends to the Board of Directors nominees for director to be proposed for election by the stockholders and also reviews the qualifications of, and recommends to the Board of Directors, candidates to fill Board of Director vacancies as they may occur during the year. The Nominating Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company for consideration by the Nominating Committee by October 31, 1998 for the next annual stockholders meeting. Guidelines regarding the qualifications of candidates for directors, insofar as they apply to non-employees, generally favor individuals who have managed relatively large, complex business, educational, or other organizations or who, in a professional or business capacity, are accustomed to dealing with complex business or financial problems.

         Actions taken by any committee of the Board of Directors are reported to the Board of Directors, usually at its next meeting.

         There were twelve Board of Directors meetings during Fiscal 1997. In Fiscal 1997, each director attended more than 75% of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.


                             EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the other named executive officers.

                               ANNUAL COMPENSATION

     Name and                        Salary      Bonus      Other Annual
     Principal Position      Year      ($)        ($)     Compensation ($)

             (a)             (b)      (c)         (d)          (e)
     Don L. Collins          1997    357,702     91,786         0
      Chief Executive        1996    328,579    215,792      93,750(1)
      Officer                1995    319,992     52,083         0

     Donald Lynn Collins     1997    285,170     84,028     355,976(2)
      President, Chief       1996    243,867    320,139     230,114(1)(2)
      Operating Officer      1995    237,511     17,361         0

     Lewis W. Ediger         1997    132,096     25,975         0
      Vice President,        1996    122,190     10,000         0
      Secretary              1995    119,155       0            0

     Terry L. Clark          1997    155,417     40,655         0
      Executive Vice         1996    124,255     10,000         0
      President, Operations  1995    109,594       0            0

     Larry W. Sayre          1997    129,539     23,467         0
      Vice President,        1996    108,842      8,000         0
      Finance & CFO          1995    106,129       0            0


    SUMMARY COMPENSATION TABLE - (CON'T.)

                           LONG TERM COMPENSATION
                                          Awards          Payouts
                                               Securities
                                  Restricted   Underlying         All Other
   Name and                          Stock      Options/    LTIP  Compensation
   Principal Position       Year  Awards($)(3) SARs(#)(4) Payouts     ($)

          (a)               (b)       (f)          (g)      (h)       (i)
   Don L. Collins           1997  $       0       173,000    0         0
    Chief Executive         1996          0       162,000    0         0
    Officer                 1995          0             0    0         0

   Donald Lynn Collins      1997          0       182,600    0         0
    President, Chief        1996          0       216,000    0         0
    Operating Officer       1995     50,000(2)          0    0         0

   Lewis W. Ediger          1997          0        54,600    0         0
    Vice President,         1996          0        90,000    0         0
    Secretary               1995          0             0    0         0

   Terry L. Clark           1997          0        48,000    0         0
    Executive Vice          1996          0        18,000    0         0
    President, Operations   1995          0             0    0         0

   Larry W. Sayre           1997          0        28,500    0         0
    Vice President,         1996          0        33,000    0         0
    Finance & CFO           1995          0             0    0         0

   (1)  Reimbursement of taxes paid on bonus.

   (2) Don L. Collins and Donald Lynn Collins were granted restricted stock awards as of January 20, 1995 in the amounts of 25,000 and 75,000 shares, respectively. In fiscal 1996, the Company rescinded (i) all of Don L. Collins' restricted stock award and granted him a cash bonus of $140,625 plus a payment of $93,750 for reimbursement of taxes and (ii) 50,000 shares of Donald Lynn Collins' restricted stock award and granted him a cash bonus of $281,250 plus a payment of $230,114 for reimbursement of taxes. In fiscal 1997, the Company removed the restriction on the remaining 25,000 shares of Donald Lynn Collins' restricted stock previously awarded in 1995. The market value of these shares was $190,625 on the date the restriction was removed and the Company granted a bonus of $165,351 for reimbursement of taxes. The cash bonuses and tax reimbursements are included in the Summary Compensation Table.

   (3) As of October 31, 1997, no named executive officer held shares of Common Stock persuant to a restricted stock award.

   (4) Granted pursuant to the Company's 1995 Stock Option Plan, 1995 Stock Option Exchange Plan and 1997 Omnibus Incentive Plan.

   OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                      Individual Grants

                          Number of      Percent of
                          securities     total options/
                          underlying     SARs granted     Exercise of
                          Options/SAR    to employees     base price
   Name                   granted (#)    in fiscal year   ($/Sh)

   (a)                        (b)             (c)             (d)
   Don L. Collins              5,000           0.7%         $5.1250
   Don L. Collins             15,000           2.2%         $5.6375
   Don L. Collins                800           0.4%         $4.2500
   Don L. Collins              2,200           0.3%         $4.6750
   Don L. Collins            150,000          22.1%         $4.3750

   Donald Lynn Collins        15,000           2.2%         $5.1250
   Donald Lynn Collins        35,000           5.2%         $5.1250
   Donald Lynn Collins         7,600           1.1%         $4.2500
   Donald Lynn Collins       125,000          18.5%         $4.3750

   Lewis W. Ediger             4,000           0.6%         $5.1250
   Lewis W. Ediger               600           0.1%         $4.2500
   Lewis W. Ediger            50,000           7.4%         $4.3750

   Terry L. Clark              5,000           0.7%         $5.1250
   Terry L. Clark             15,000           2.2%         $5.1250
   Terry L. Clark              3,000           0.4%         $4.2500
   Terry L. Clark             25,000           3.7%         $4.3750

   Larry W. Sayre              3,000           0.4%         $5.1250
   Larry W. Sayre                500           0.1%         $4.2500
   Larry W. Sayre             25,000           3.7%         $4.3750


   OPTION/SAR GRANTS IN LAST FISCAL YEAR - (CON'T.)

                              Potential realizable value
                              at assumed annual rates of
                              stock price appreciation
                              for option term

                              Expiration
   Name                       Date            5% ($)       10% ($)

   (a)                            (e)           (f)          (g)
   Don L. Collins             11/22/06        $ 16,115      $   40,840
   Don L. Collins             11/22/01        $ 23,363      $   51,626
   Don L. Collins             02/28/07        $  2,138      $    5,419
   Don L. Collins             02/28/02        $  2,842      $    6,279
   Don L. Collins             04/04/07        $412,712      $1,045,893

   Donald Lynn Collins        11/22/06        $ 48,346      $  122,519
   Donald Lynn Collins        11/22/06        $112,808      $  285,878
   Donald Lynn Collins        02/28/07        $ 20,313      $   51,477
   Donald Lynn Collins        04/04/07        $343,927      $  871,578

   Lewis W. Ediger            11/22/06        $ 12,892      $   32,672
   Lewis W. Ediger            02/28/07        $  1,604      $    4,064
   Lewis W. Ediger            04/04/07        $137,571      $  348,631

   Terry L. Clark             11/22/06        $ 16,115      $   40,840
   Terry L. Clark             11/22/06        $ 48,346      $  122,519
   Terry L. Clark             02/28/07        $  8,018      $   20,320
   Terry L. Clark             04/04/07        $ 68,785      $  174,316

   Larry W. Sayre             11/22/06        $  9,669      $   24,504
   Larry W. Sayre             02/28/07        $  1,336      $    3,387
   Larry W. Sayre             04/04/07        $ 68,785      $  174,316

   Each stock option is exercisable six (6) months after the date of grant.





       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL
                              YEAR-END OPTION VALUES

            The following table provides information related to options exercised by the named executive officer during the 1997 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.


                                       Shares
                                       Acquired on      Value
    Name                               Exercise (#)     Realized ($)

    (a)                                    (b)              (c)
    Don L. Collins                          30,000         $121,875
    Donald Lynn Collins                    216,000         $869,625
    Lewis W. Ediger                         25,000         $151,125
    Terry L. Clark                          15,000         $ 52,500
    Larry W. Sayre                          13,000         $ 45,125


    AGGREGATED OPTION EXERCISED IN LAST FISCAL YEAR AND
    FISCAL YEAR-END OPTION VALUES - (CON'T.)

                                Number of Underlying     Value of Unexercised
                                Unexercised Options at   In-the-Money Options
                                FY-End (#)               at FY-End ($)

                                     Exercisable/             Exercisable/
    Name                            Unexercisable            Unexercisable

    (a)                                    (d)                       (e)
    Don L. Collins                      305,000/0             $1,111,328/0
    Donald Lynn Collins                 182,600/0             $  442,775/0
    Lewis W. Ediger                     119,600/0             $  495,150/0
    Terry L. Clark                       51,000/0             $  126,750/0
    Larry W. Sayre                       48,500/0             $  176,000/0




     Directors' Compensation

          During Fiscal 1997, the Company paid each employee director $800 for each Board of Directors meeting attended, which amounts are included in the Summary Compensation Table. Outside directors received $1,200 for each Board of Directors meeting attended and $800 for each Board of Directors committee meeting attended. In addition, Mr. Peters and Mr. Gothard each received Board of Directors retainer fees of $1,300 per month, and Mr. Lind received a Board of Directors retainer fee of $400 per month. Committee fees are not paid (i) to inside directors and (ii) to outside directors when such committee meetings are held on the same day as a Board of Directors meeting or in conjunction with a General Managers meeting.


     Report of the Compensation Committee on Executive Compensation


           The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers, stockholders and employees.


          Executive Compensation Philosophy. The Compensation Committee of the Board of Directors makes compensation recommendations to the Board of Directors and is composed of three directors, two of whom are independent. Donald Lynn Collins serves on the Compensation Committee but abstains from decisions regarding his own compensation and the compensation of Don L. Collins. The goals of the Compensation Committee are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee considers several factors in establishing the executive compensation program of the Company, including both subjective and objective factors. Although profitability of the Company and market value of its Common Stock are considered in establishing the executive compensation program, neither of these factors are determinative. Rather, the Company's executive compensation program is based on the following principles:

                The Company attempts to compensate competitively.

                The Company is committed to providing a compensation program aimed at attracting and retaining highly qualified people, primarily from within the industry. To ensure that compensation is competitive, the Company periodically compares its compensation practices with those of competitors and other companies and sets its compensation parameters based on this review.

                The Company compensates sustained performance.

                Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is not determined strictly on the basis of designated criteria, but is evaluated on the basis of many factors including but not limited to earnings, revenues, product innovation, market share, strategic and business plan goals, the extent to which strategic and business plan goals are met and current industry conditions. Individual performance is evaluated by reviewing the executive officer's individual performance as well as, the performance of that officer's functional area of responsibility.

                The Company strives for fairness in the administration of compensation.

                The Company attempts to apply its compensation philosophy uniformly. The Company strives to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at competing companies.

                The Company's process of assessing executive performance is as follows:

                1. At the beginning of the annual performance cycle, objectives and key goals are set for the Company's executives.

                2. Each executive is given ongoing feedback on performance.

                3. At the end of the annual performance cycle, the Chief Executive Officer and the Compensation Committee evaluate each executive's accomplishment of objectives and attainment of key goals.

                4. The accomplishment of objectives and attainment of key goals affect decisions on salary increases and, if applicable, stock options.

          Executive Compensation Vehicles. The Company utilizes the three components of its compensation program to attract and retain key executives, enabling it to improve its products, motivate technological innovation, foster teamwork and adequately reward executives, all with the goal of enhancing stockholder value. The annual cash-based compensation for executives consists of a base salary which reflects the respective executive's level of responsibility, breadth of knowledge and technical or professional skills and is subject to increases or decreases at the discretion of the Compensation Committee. Salaries are reviewed on an annual basis and may be changed at that time based on (i) information derived from the evaluation procedures described above, (ii) a determination that an individual's contributions to the Company have increased (or decreased), and (iii) changes in market conditions and competitive compensation levels.

          From time to time the Company awards bonuses to executive officers upon attainment of certain Company financial and operational goals. These bonuses are set forth in the Compensation Table. From time to time the Company also makes available to directors and executive officers incentive bonuses pursuant to the Company's unwritten Executive Incentive Compensation Plan (the "Incentive Compensation Plan"). Under the Incentive Compensation Plan, the Company may award cash and/or restricted Common Stock to directors and executive officers of the Company. The Incentive Compensation Plan is administered by the Compensation Committee of the Board of Directors and is a discretionary plan based upon performance by the individual and the Company.

          In Fiscal 1997, the Compensation Committee removed the restrictions on the 25,000 shares of restricted Common Stock that was awarded to the President and Chief Operating Officer of the Company, Donald Lynn Collins, in 1995. The market value of these shares was $190,625 on the date the restriction was removed and the Compensation Committee granted an extraordinary bonus pursuant to the Incentive Compensation Plan of $165,351 for reimbursement of taxes.

          Long-term incentives are intended to be provided through the Company's 1997 Omnibus Incentive Plan which provides for granting (i) Stock Options, Restricted Stock Awards, Performance Shares, and/or Other Incentive Awards to employees of the Corporation and its Subsidiaries on the terms and subject to the conditions set forth in the Plan, and (ii) Director Options and Director Awards to Non Employee Directors of the Company as approved by the Board. The Compensation Committee determines which executives will be eligible for incentives with the objective of aligning executives long range interests with those of the stockholders by providing the executives with the opportunity to build a meaningful interest in the Company.

          Compensation of the Chief Executive Officer. As with the other executive officers, the CEO's total compensation is based upon several factors, including both subjective and objective factors. For Fiscal 1997, the Compensation Committee compared the CEO's annual salary with the annual salaries of chief executive officers of competitors and other peer groups, pursuant to several published national studies (the "Studies"). The Compensation Committee authorized a 4.6% merit increase in the CEO's annual salary and determined the CEO's annual salary to be reasonable and appropriate in light of the comparison to the Studies. It is the policy of the Compensation Committee to authorize a bonus for the CEO upon the attainment of certain Company financial and operational goals. These bonuses are described above and set forth on the Compensation Table.

     Compensation Committee Members:         Don S. Peters
                                             Donald Lynn Collins
                                             Robert E. Lind

     Compensation Committee Interlocks and Insider Participation

           During Fiscal 1997, the members of the Compensation
     Committee were primarily responsible for determining executive compensation. Messrs. Donald Lynn Collins,
     Robert E. Lind and Don S. Peters comprised the
     Compensation Committee.  Mr. Collins is currently the
     President and Chief Operating Officer of the Company.
     Mr. Lind was employed by the Company as its purchasing manager from 1972 until his retirement in 1980.



                       STOCK PERFORMANCE

         The following chart shows a five-year comparison of cumulative total stockholder returns for the Company's Common Stock during the five (5) fiscal years ended October 31, 1997 with the NASDAQ U.S. Index and an index of peer groups selected by the Company. The companies in the peer group are Champion Industries, Federal Signal, Thor Industries, Spartan Motors and Metro Trans. The comparison assumes an investment of $100 on October 31, 1992 in each index and the Company's Common Stock and that all dividends were reinvested.


                       Base
                       Year
                       1992      1993      1994      1995      1996     1997
    Collins          $100.0    $ 37.5    $ 45.0    $ 41.3    $115.0   $140.0
    Peer Group       $100.0    $148.6    $180.8    $162.0    $212.6   $212.2
    NASDAQ-US        $100.0    $128.9    $129.6    $174.5    $206.0   $271.2


                             PROPOSAL 2:
            RATIFICATION BY STOCKHOLDERS OF APPOINTMENT OF
                   INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to be the Company's auditors for the fiscal year ending October 31, 1998. Representatives of Arthur
     Andersen LLP, are expected to be present at the Annual Meeting and shall have the opportunity to make at statement and respond to appropriate questions.

          A vote of the majority of all shares present in person or by proxy and voting at the Annual Meeting is necessary for the ratification of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending October 31, 1998. If the appointment of Arthur Andersen LLP is not approved at the Annual Meeting, the Board of Directors will consider the selection of another accounting firm.

            THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.


                         STOCKHOLDER PROPOSALS

          Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at the offices shown on the first page of the Proxy Statement on or before September 15, 1998, in order to be included in the proxy material proposed to be issued in connection with such meeting.

                             OTHER MATTERS

        Management is not aware of any matters to come before the Annual Meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter requiring stockholder action should properly come before the Annual Meeting or any adjournment thereof, those persons named as proxies on the enclosed proxy card will vote thereon according to their best judgement.




                                   By order of the Board of Directors

     Dated:  January 13, 1998
                                   Lewis W. Ediger
                                   Secretary